EXHIBIT 5.1


                           GROCOCK, LOFTIS & ABRAMSON
                                Attorneys at Law
                A Partnership including Professional Associations

                               126 East Jefferson
                                Street, Suite 200
                             Orlando, Florida 32801
                            Facsimile: (407) 425-0032
                            Telephone: (407) 422-0300
                                                         Corporate, Securities,
                                                             and Franchise Law
SUZAN A. ABRAMSON, P.A.

                                         October 3, 1996

Symetrics Industries, Inc.
557 North Harbor City Blvd.
Melbourne, FL 32935

Ladies and Gentlemen:

      We have acted as counsel for Symetrics Industries, Inc., a Florida corporation (the "Company"), in connection with the preparation of a
Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission. The Registration Statement relates to an additional 120,000 shares (the "Shares") of the Company's common stock, par value of $.25 per share ("Common Stock"), to be issued upon the exercise of options ("Options") granted or to be granted pursuant to the Symetrics Industries, Inc. Stock Option Plan (the "Stock Option Plan").

      As counsel, we have reviewed such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

      For purposes of the opinion set forth in clause (b) below, we have assumed the following: (i) that the Shares which may be issued upon exercise of Options granted pursuant to the Stock Option Plan will continue to be duly authorized on the dates of such issuance, and (ii) on the date on which any Option is exercised, such Option will have been duly executed, issued and delivered by the Company and will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.



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      The  opinions  express  herein are limited in all  respects to the federal laws of the United States of America and the laws of the State of Florida, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

      Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

      (a)   The Shares are duly authorized; and

      (b) When the Shares are issued upon exercise of the Options against payment therefor, as provided in the Stock Option Plan, such Shares will be validly issued, fully paid and nonassessable.

      This opinion is given as of the date hereof. This letter is being rendered solely for the benefit of Symetrics Industries, Inc., in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity without our prior written consent.

      We consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                    Very truly yours,

                                    GROCOCK, LOFTIS & ABRAMSON



                                    By:     /s/ Suzan A. Abramson
                                       -----------------------------------------
                                         Suzan A. Abramson

SAA/lms